UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2009

ARBINET-THEXCHANGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51063	13-3930916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of principal executive offices)	(Zip Code)

(732) 509-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01.	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 27, 2009, Arbinet-thexchange, Inc. (the “Company”) notified The NASDAQ Stock Market (“Nasdaq”) that Jill Thoerle, a member of the Company’s Audit Committee, resigned from the Audit Committee on April 23, 2009.  As a result of Ms. Thoerle’s resignation from the Audit Committee, the Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by Nasdaq Listing Rule 5605.  On May 11, 2009, the Company received a deficiency letter from Nasdaq (the “Nasdaq Notice”) acknowledging the failure of the Company to continue to satisfy the aforementioned Nasdaq Listing Rule.  In accordance with Nasdaq Listing Rule 5605(c)(4)(A) and the Nasdaq Notice, the Company has until October 20, 2009 to regain compliance with the Nasdaq listing requirements.  The Board of Directors intends to appoint a director to the Audit Committee who satisfies the independence requirements of the Nasdaq Listing Rules as soon as possible and, in any event, prior to October 20, 2009.

Under Listing Rule 5810(b), the Company is required to issue a press release disclosing receipt of the Nasdaq Notice and the Nasdaq rules upon which it is based.  Accordingly, on May 13, 2009, the Company issued such a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated May 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

	By:	/s/ W. Terrell Wingfield, Jr.
Date: May 13, 2009		W. Terrell Wingfield, Jr.
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated May 13, 2009.*